AMENDMENT TO THE AGREEMENT AND PLAN OF REORGANIZATION

      This Amendment, made this 28th day of March, 1996, by and among LMI ACQUISITION CORP., a Delware corporation (hereinafter, "Acquiror"), GOLD COAST FINANCE, INC., a Florida corporation (hereinafter, "Acquiree"), and ROBERTA MARGOLIS, STEVEN MARGOLIS, AND MARK MARGOLIS (hereinafter, individually, each a "Shareholder" and collectively the "Shareholders").

      WHEREAS, Acquiror, Acquiree and Shareholders entered into an Agreement and Plan of Reorganization dated May 15, 1995, as subsequently amended on July 17, 1995 and January 26, 1996 (the "Agreement"); and

      WHEREAS, the parties to the Agreement now desire to further amend the Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Section 2.2 of the Agreement shall be deleted in its entirety and instead be replaced with the following:

            "2.2 Issuance of Additional Shares at the Closing. In addition, at the Closing, Acquiror shall also issue to the Shareholders 320,000 shares of restricted Common Stock of Acquiror, 160,000 of which shall be issued to Steven Margolis and 160,000 issued to Mark Margolis.

      2. The form of employment agreements to be issued to Steven Margolis and Mark Margolis at the Closing shall be in the form attached hereto as Exhibits A and B respectively.

      3. Except as amended and modified herein, the Agreement is hereby ratified and confirmed in all other respects.


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      IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized representatives hereto on the day above written.


Attest:                                       LMI ACQUISITION CORP.


/s/ Ted Zobian            By: /s/ Andrew Panzo
------------------------     -------------------



                                                  GOLD COAST FINANCE, INC.


                          By: /s/ Mark Margolis
------------------------     -------------------




WITNESSES:                                    SHAREHOLDERS:


                              /s/ Steven Margolis
------------------------     -------------------
                                                  STEVEN MARGOLIS


                             /s/ Mark Margolis
------------------------     -------------------
                                                  MARK MARGOLIS


                             /s/ Roberta Margolis
------------------------     -------------------
                                                  ROBERTA MARGOLIS